Exhibit 10.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of February 12, 2024, by and among 99 Acquisition Group Inc., a Delaware corporation (the “Parent”), 99 Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). This Agreement shall be effective as of the Closing Date of the Merger.

RECITALS

WHEREAS, Parent, Nava Health MD, Inc., a Maryland corporation (the “Company”), NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (the “Merger Sub”), and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, have entered into that certain Merger Agreement (as may be amended from time to time, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, pursuant to the Merger Agreement, Sponsor shall have the right for a period of time to designate one (1) individual (as may be replaced from time to time, a “Sponsor Designee”) to be nominated by the Post-Closing Board of Directors (as defined below) for election by the Parent’s stockholders as a director of the Parent following the Effective Time; and

WHEREAS, each of the Voting Parties currently owns, or, at the Effective Time, will own (or have the right to acquire and own), shares of Parent Common Stock and wishes to provide for orderly elections of Parent’s Board of Directors after the Closing Date (the “Post-Closing Board of Directors”) as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.        Election of Boards of Directors.

1.1        Voting by Voting Parties; Initial Sponsor Designee. During the term of this Agreement, subject to the terms and conditions hereof, each Voting Party agrees to vote all shares of voting capital stock of Parent that such Voting Party owns from time to time and is entitled to vote (all such shares and any successor shares of voting capital stock with respect to which ownership of record or the power to vote is hereafter acquired by such Voting Party, the “Voting Shares”) for the election of the Sponsor Designee to the Post-Closing Board of Directors at each annual or special meeting (or pursuant to written consents in lieu of any such annual or special meeting) of Parent stockholders at which directors are to be elected (each, a “Parent Meeting”). The Sponsor’s initial Sponsor Designee is Hiren Patel.

1.2        Size of the Board. During the term of this Agreement, the parties hereto agree that they shall, and shall cause their respective successors to, maintain the size of the Post-Closing Board of Directors at seven (7) directors. During the term of this Agreement, one (1) of such directors shall, subject to election by the Parent’s stockholders, be the Sponsor Designee and nominated by the Post-Closing Board and six (6) of such directors shall, subject to election by the Parent’s stockholders, be individuals designated by the Company (each, a “Company Designee” and collectively, the “Company Designees”) and nominated by the Post-Closing Board, with at least four (4) of the Company Designees being “independent directors” as defined by Nasdaq Stock Market Rule 5605(a)(2) (the “Independence Requirement”).

1.3        Qualifications. To be eligible for nomination by the Post-Closing Board for election as a director of Parent, the Sponsor Designee and each Company Designee must (i) be reasonably acceptable to the Post-Closing Board of Directors (such acceptance not be unreasonably withheld, conditioned or delayed), (ii) have such financial and business experience as the Post-Closing Board reasonably and in good faith determines to be necessary to serve as a director of Parent, (iii) satisfy the publicly disclosed guidelines and policies of Parent with respect to service on the Post-Closing Board of Directors, (iv) if applicable pursuant to Section 1.2, satisfy the Independence Requirement, and (v) agree to timely provide such information with respect to himself or herself as may be reasonably requested by Parent for inclusion in any report or proxy materials required to be filed by Parent pursuant to the Exchange Act in connection with such nomination.

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1.4        Nomination of Designees; Notice to Parent.

(a)         During the term of this Agreement and subject to Section 1.3, the Post-Closing Board shall nominate the Sponsor Designee and the Company Designees for election to the Post-Closing Board of Directors at each Parent Meeting.

(b)         No less than five (5) Business Days following the Effective Time, the Sponsor shall provide written notice to Parent specifying the number of shares of capital stock of Parent held by Sponsor and/or its Affiliates individually or as a group (as such term is construed in accordance with the Exchange Act) as of the Effective Time (all such shares and any successor shares of voting capital stock with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Closing Sponsor Shares”).

(c)         No less than five (5) Business Days after the date on which the Sponsor and/or its Affiliates, either individually or as a group (as such term is defined in the Exchange Act), cease to beneficially own at least five percent (5%) of the Closing Sponsor Shares (a “95% Reduction”), the Sponsor shall provide written notice thereof to Parent.

1.5        Voting by Sponsor. During the term of this Agreement, subject to the terms and conditions hereof, the Sponsor agrees (a) to vote all shares of voting capital stock of Parent that the Sponsor owns from time to time and is entitled to vote (all such shares and any successor voting securities with respect to which ownership of record or the power to vote is hereafter acquired by the Sponsor, the “Sponsor Shares”) for the election of the Company Designees to the Post-Closing Board of Directors at each Parent Meeting and (b) to use its good faith efforts to cause its Affiliates to vote all shares of capital stock of Parent that they own from time to time and are entitled to vote for the election of the Company Designees to the Post-Closing Board of Directors at each Parent Meeting.

1.6        Advance Resignation Letters. Parent may require the Sponsor Designee, prior to or at any time after becoming a member of the Post-Closing Board of Directors, to execute and deliver an undated resignation letter (each, a “Resignation Letter”) addressed to the Secretary of Parent, which Parent agrees shall not be dated or become effective until such time as such Sponsor Designee’s resignation is required pursuant to Section 1.7(a).

1.7        Removal of Directors; Obligations; Vacancies.

(a)         Sponsor hereby acknowledges and agrees that, upon the occurrence of a 95% Reduction, Parent may effect the resignation of the Sponsor Designee pursuant to the dating of the Resignation Letter of such Sponsor Designee as of the date of the 95% Reduction, with such resignation deemed to have occurred, and being effective as of, such date. In the event Sponsor does not deliver the notice required pursuant to Section 2.2(c) by the date that is five (5) Business Days after the occurrence of a 95% Reduction, Parent has the right, upon otherwise becoming aware of the occurrence of a 95% Reduction, to take the actions specified in the immediately preceding sentence.

(b)         The obligations of the Voting Parties pursuant to this Section 1 shall include any stockholder vote approve such amendments to the Parent Certificate of Incorporation and/or Parent Bylaws as are required to effect the intent of this Agreement. Each of Sponsor, the Voting Parties and Parent agree to take all actions required to ensure that the rights given to each party hereunder are effective and that each party enjoys the benefits thereof. Each of the parties further agrees to not take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Post-Closing Board of Directors as herein stated.

(c)         In the event that any director elected pursuant to the terms hereof ceases to serve as a member of the Post-Closing Board of Directors, other than in connection with or following the termination of this Agreement pursuant to Section 7: (i) if such director is a Sponsor Designee, then the Voting Parties agree to vote the Voting Shares for the election or appointment to the Post-Closing Board of Directors of such other person designated by the Sponsor (a “Replacement Sponsor Designee”) in accordance with the terms provided herein; and (ii) if such director is a Company Designee, then the Sponsor agrees (A) to vote all Sponsor Shares for the election or appointment to the Post-Closing Board of Directors of such other person designated by the Company in accordance with the terms provided herein (a “Replacement Company Designee”) and (B) to use its good faith efforts to cause its Affiliates to vote all shares of voting capital stock of Parent that they own from time to time and are entitled to vote for the election or appointment to the Post-Closing Board of Directors of such Replacement Company

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Designee in accordance with the terms provided herein; provided, however, that any Replacement Sponsor Designee and any Company Replacement Designee shall be subject to the applicable qualification requirements set forth in Section 1.3.

2.        Representations and Warranties of the Sponsor and the Voting Parties. Each Voting Party and the Sponsor hereby represents and warrants to Parent as follows:

2.1        Organization and Power. (a) If such Person is not an individual, such Person was duly formed and is validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and such Person’s execution, delivery and performance of this Agreement are within such Person’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Person, and (ii) if such Person is an individual, the signature on this Agreement is genuine, and such Person has legal competence and capacity to execute the same.

2.2        Authorization. This Agreement has been duly executed and delivered by such Person and, assuming the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, constitutes the valid and legally binding obligation of such Person, enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

2.3        Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Person in connection with the consummation of the transactions contemplated by this Agreement.

2.4        Compliance with Other Instruments. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated by this Agreement will not result in any violation or default: (a) of any provisions of its organizational documents, if applicable; (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (c) under any note, indenture or mortgage to which it is a party or by which it is bound; (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (e) of any provision of any federal or state statute, rule or regulation applicable to such Person, in each case (other than clause (a)), which would have a material adverse effect on such Person or its ability to consummate the transactions contemplated by this Agreement.

3.        Successors in Interest of the Voting Parties and Parent. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on Nasdaq or any other national securities exchange. Each Voting Party shall not, and Parent shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares on Nasdaq or any other national securities exchange), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. Notwithstanding the foregoing, the Parties hereto agree and acknowledge that each of the Voting Parties has entered into a Company Lock-Up Agreement and has agreed to not transfer any of the Voting Party’s Voting Shares except in accordance with the Company Lock-Up Agreement.

4.        Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other Person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5.        Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without the requirement to post any bond or other security or to prove that money damages would be inadequate. Further, each party hereto waives any claim or defense that there is an adequate remedy at Law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

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6.        Manner of Voting. The voting of any Voting Shares or Sponsor Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable Law.

7.        Termination. This Agreement shall terminate automatically (without any action by any party) upon the earlier to occur of (a) the second (2nd) anniversary of the Closing Date and (b) the occurrence of a 95% Reduction, and thereafter shall immediately become void and have no further force or effect, and no party hereto will have any further obligation or liability to any other party; provided, however, that no such termination will relieve either party from liability for any breach of this Agreement by such party prior to such termination; and provided, further, that the provisions of Section 5, this Section 7, Sections 8, and Sections 9 through 13, inclusive, shall survive such termination and remain in full force and effect.

8.        Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) Parent and (b) the holders of a majority of Voting Shares then held by the Voting Parties.

9.        Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10.      Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.      Counterparts; Electronic Signatures. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

12.      Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

13.      Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

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This Agreement is hereby executed effective as of the date first set forth above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

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Sponsor:
99 ACQUISITION SPONSOR LLC
By:	/s/ Hiren Patel
Name: Hiren Patel
Title: Manager

Voting Parties:
Ascend One Corporation

By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel
Title: President

By:	/s/ Bernaldo Dancel
Name: Bernaldo Dancel

By:	/s/ Zachary Dancel
Name: Zachary Dancel

By:	/s/ Keith O’Donnell
Name: Keith O’Donnell

By:	/s/ / Hyun-Soo Park
Name: / Hyun-Soo Park

By:	/s/ Jodi Usher
Name: Jodi Usher

By:	/s/ Suzanne Coblentz
Name: Suzanne Coblentz

By:	/s/ Carl Douglas Lord
Name: Carl Douglas Lord

Signature Page to Registration Rights Agreement

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